UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   March 31, 2005
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605
_____________

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

        On March 31, 2005, Vascular Solutions, Inc. (the “Company”) entered into a sublease agreement with Insignia Systems, Inc. (“Insignia”) for the sublease of 10,227 square feet of manufacturing, office, research and laboratory space. The space is connected to the Company’s current facility in a suburb of Minneapolis.

        Pursuant to the terms of the agreement, the Company will sublease 1,183 square feet commencing April 1, 2005 and 9,044 square feet commencing October 1, 2005. The Company will pay Insignia $10 per square foot per year. The rent is due on a monthly basis. The Company will also pay the corresponding operating expenses associated with the space.

        The term of the sublease shall terminate on the earlier of (i) September 30, 2008, or (ii) such date after September 30, 2008 as the Company may elect, but not to extend past January 14, 2010. The Company is obligated to pay Insignia $307,205 over the term of the sublease plus the corresponding operating expenses.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: April 1, 2005	By:	/s/ James Hennen

James Hennen
Chief Financial Officer